UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2006

Commission File Number 0-23903

eAUTOCLAIMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-4583945
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

110 East Douglas Road, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

(813) 749-1020
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 10, 2006 eAutoclaims, Inc. received a fully executed Letter of Intent between eAutoclaims and Fireman’s Fund Insurance Company that relates to eAutoclaims providing auto physical damage claims related services to Fireman’s Fund that includes, but is not limited to, a managed network of repair shops, estimate auditing services, desk appraisals and other related services.

The Letter of Intent provides that the parties will cooperate with each other and negotiate in good faith for a period up to sixty (60) days. During this 60-day period, the parties agree to use good faith efforts to reach a complete agreement on all terms and conditions relating to the above mentioned services including the final Contractual Terms and Conditions, Statement of Work, Service Level Agreements, Pricing and other applicable documents that will be incorporated into the final contract and definitive agreement. The Letter of Intent may be extended up to an additional 30 days by mutual written consent of the parties. The parties acknowledge that the Letter of Intent does not commit either party to enter into a Definitive Agreement should the parties ultimately not be able to agree on mutually acceptable terms.

Item 9.01	Financial Statements and Exhibits

Exhibit Number Description

99.1	Letter of Intent

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 16, 2006	eAUTOCLAIMS, INC.
	By:	/s/ Eric Seidel
Print Name: Eric Seidel Title: CEO and President